                                   EXHIBIT 3.2

                   AMENDED BY-LAWS OF HAWAIIAN HOLDINGS, INC.

                            (A DELAWARE CORPORATION)

                                   ARTICLE 1

                                   DEFINITIONS

     As used in these By-laws, unless the context otherwise requires, the term:

     1.1. "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "CONTROL"
(including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL
WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the managing member or any other member of the holder of Series A
Special Preferred Stock, or any affiliate of such managing member, or any corporation, partnership, limited liability company, trust or other entity controlled by such managing member or any affiliate of such managing member, in each case, who is a "citizen of the United States" as defined in Section
40102(a)(15) of the Transportation Act, shall be deemed to be an "AFFILIATE" of such holder.

     1.2. "ASSISTANT SECRETARY" means an Assistant Secretary of the Corporation.

     1.3. "ASSISTANT TREASURER" means an Assistant Treasurer of the Corporation.

     1.4. "BOARD" means the Board of Directors of the Corporation.

     1.5. "BY-LAWS" means the initial by-laws of the Corporation, as amended from time to time.

     1.6. "CERTIFICATE OF INCORPORATION" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

     1.7. "CHAIRMAN" means the Chairman of the Board of Directors of the
Corporation.

     1.8. "CHIEF EXECUTIVE OFFICER" means the Chief Executive Officer of the
Corporation.

     1.9. "CHIEF FINANCIAL OFFICER" means the Chief Financial Officer of the
Corporation.

     1.10. "COMMON STOCK" means the Common Stock of the Corporation, par value
$0.01 per share.

     1.11. "CORPORATION" means Hawaiian Holdings, Inc.

     1.12. "DIRECTORS" means directors of the Corporation.

     1.13. "ENTIRE BOARD" means all then authorized directors of the
Corporation, whether or not present at a meeting of the Board, but disregarding vacancies and unfilled newly created directorships.

     1.14. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     1.15. "GENERAL CORPORATION LAW" means the General Corporation Law of the
State of Delaware, as amended from time to time.

     1.16. "NOMINATED DIRECTOR" means any or all of the Series A Nominated
Directors, the Series B Nominated Director, the Series C Nominated Director, and
the Series D Nominated Director.

     1.17. "NOMINATING STOCKHOLDER" means any or all of the Series A Nominating
Stockholder, the Series B Nominating Stockholder, the Series C Nominating
Stockholder, and the Series D Nominating Stockholder.

     1.18. "OTHER ENTITY" has the meaning set forth in Section 7.1 of these
By-laws.

     1.19. "OUTSIDE DIRECTOR" means any Director who is not employed by, or otherwise Affiliated with (a) the Corporation (other than as a Director, (b) the
Series A Nominating Stockholder, or (c) any of the Corporation's labor unions.

     1.20. "OUTSTANDING COMMON EQUITY INTEREST" means, as of any time, the issued and outstanding Common Stock as of such time, Common Stock issuable upon exercise, conversion or exchange of outstanding warrants, stock options or convertible stock, or other securities exercisable, convertible or exchangeable into the Common Stock (without taking into effect any anti-dilution provisions in such securities), as adjusted to reflect prior stock splits, classifications and similar events.

     1.21. "PERMITTED AFFILIATES" means, with respect to any holder of Series A
Special Preferred Stock, any Person who is an Affiliate of such holder to whom such holder has Transferred shares of Common Stock or Special Preferred Stock.

     1.22. "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

     1.23. "PRESIDENT" means the President of the Corporation.

     1.24. "PROCEEDING" has the meaning set forth in Section 7.1 of these
By-laws.

     1.25. "SECRETARY" means the Secretary of the Corporation.

     1.26. "SERIES A NOMINATED DIRECTOR" has the meaning set forth in Section
3.2(a) of these By-laws.

     1.27. "SERIES A NOMINATING STOCKHOLDER" has the meaning set forth in
Section 3.2(a) of these By-laws.

                                        2

     1.28. "SERIES A SPECIAL PREFERRED STOCK" means the Series A Special
Preferred Stock of the Corporation, par value $.01 per share.

     1.29. "SERIES B NOMINATED DIRECTOR" has the meaning set forth in Section
3.2(b) of these By-laws.

     1.30. "SERIES B NOMINATING STOCKHOLDER" has the meaning set forth in
Section 3.2(b) of these By-laws.

     1.31. "SERIES B SPECIAL PREFERRED STOCK" means the Series B Special
Preferred Stock of the Corporation, par value $.01 per share.

     1.32. "SERIES C NOMINATED DIRECTOR" has the meaning set forth in Section
3.2(c) of these By-laws.

     1.33. "SERIES C NOMINATING STOCKHOLDER" has the meaning set forth in
Section 3.2(c) of these By-laws.

     1.34. "SERIES C SPECIAL PREFERRED STOCK" means the Series C Special
Preferred Stock of the Corporation, par value $.01 per share.

     1.35. "SERIES D NOMINATED DIRECTOR" has the meaning set forth in Section
3.2(d) of these By-laws.

     1.36. "SERIES D NOMINATING STOCKHOLDER" has the meaning set forth in
Section 3.2(d) of these By-laws.

     1.37. "SERIES D SPECIAL PREFERRED STOCK" means the Series D Special
Preferred Stock of the Corporation, par value $.01 per share.

     1.38. "SPECIAL PREFERRED STOCK" means collectively the Series A Special
Preferred Stock, the Series B Special Preferred Stock, the Series C Special
Preferred Stock, and the Series D Special Preferred Stock.

     1.39. "STOCKHOLDERS" means the holders of Common Stock and the holders of each series of Special Preferred Stock.

     1.40. "TRANSFER" means to sell, exchange, transfer, assign, pledge or otherwise dispose of anything to any Person, and the terms "TRANSFEROR" and
"TRANSFEREE" shall have correlative meanings.

     1.41. "TREASURER" means the Treasurer of the Corporation.

     1.42. "VICE PRESIDENT" means a Vice President of the Corporation.

                                   ARTICLE 2

                                  STOCKHOLDERS

     2.1. PLACE OF MEETINGS. Every meeting of Stockholders may be held at such place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time.

     2.2. ANNUAL MEETING. If required by applicable law, a meeting of
Stockholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board from time to time. Any other business may be transacted at the annual meeting.

     2.3. SPECIAL MEETINGS. Unless otherwise prescribed by applicable law or except as expressly provided in the Certificate of Incorporation, special meetings of Stockholders may be called at any time by the Board or the Chairman and may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.

     2.4. FIXING RECORD DATE. For the purpose of (i) determining the
Stockholders entitled (A) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or (B) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or (ii) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date, unless otherwise required by applicable law, shall not be
(x) in the case of clause (i)(A) above, more than sixty (60) nor less than ten
(10) days before the date of such meeting, and (y) in the case of clause (i)(B)
or (ii) above, more than sixty (60) days prior to such action. If no such record date is fixed:

          (a)  the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

          (b)  the record date for determining Stockholders for any purpose other than those specified in Section 2.4(a) shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

     2.5. NOTICE OF MEETINGS OF STOCKHOLDERS. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these
By-laws, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such

meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the
Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

     2.6. WAIVERS OF NOTICE. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these
By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of
Incorporation or these By-laws.

     2.7. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the
Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder's agent, or attorney, at the Stockholder's expense, for any purpose germane to the meeting, for a period of at least ten
(10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable law. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the
Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     2.8. QUORUM OF STOCKHOLDERS; ADJOURNMENT. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of all outstanding shares of stock entitled to vote at the meeting of
Stockholders shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of
Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; PROVIDED,
HOWEVER, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     2.9. VOTING; PROXIES. Unless otherwise provided in the Certificate of
Incorporation, any Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. If the Certificate of
Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by the Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, applicable law, or pursuant to any rules or regulations applicable to the Corporation or its securities, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, except as otherwise required by the Certificate of Incorporation, these By-laws or applicable law, a plurality of the votes cast by the holders of shares entitled to vote in the election shall be sufficient to elect such Directors.
Except as otherwise provided by the Certificate of Incorporation, each
Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy in accordance with applicable law bearing a later date.

     2.10. VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF
STOCKHOLDERS. The Board, in advance of any meeting of Stockholders, may and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot,

proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

     2.11. CONDUCT OF MEETINGS; ORGANIZATION. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, the Chief
Executive Officer, or if there is no Chief Executive Officer or if there be one and the Chief Executive Officer is absent, the President, or if there is no
President or if there be one and the President is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting.
Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.
Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

     2.12. ORDER OF BUSINESS. The order of business at all meetings of
Stockholders shall be as determined by the person presiding over the meeting.

     2.13. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

          (a)  ANNUAL MEETINGS OF STOCKHOLDERS. (i) Nominations of persons for election to the Board and the proposal of business to be
               considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B)

               by or at the direction of the Board or (C) by any Stockholder of the Corporation who was a Stockholder of record of the
               Corporation at the time the notice provided for in this Section
               2.13 is delivered to the Secretary and who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13.

               (ii)   For nominations or other business to be properly brought
                      before an annual meeting by a Stockholder pursuant to
                      clause (C) of paragraph (a)(i) of this Section 2.13, such
                      Stockholder must have given timely notice thereof in
                      writing to the Secretary and any such proposed business
                      other than the nominations of persons for election to the
                      Board must constitute a proper matter for Stockholder
                      action. To be timely, a Stockholder's notice shall be
                      delivered to the Secretary at the principal executive
                      offices of the Corporation not later than the close of
                      business on the ninetieth (90th) day nor earlier than the
                      close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's
                      annual meeting (PROVIDED, HOWEVER, that in the event that
                      the date of the annual meeting is more than thirty (30)
                      days before or more than seventy (70) days after such
                      anniversary date, notice by such Stockholder must be so
                      delivered not earlier than the close of business on the
                      one hundred twentieth (120th) day prior to such annual
                      meeting and not later than the close of business on the
                      later of the ninetieth (90th) day prior to such annual
                      meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first
                      made by the Corporation). In no event shall the public
                      announcement of an adjournment or postponement of an
                      annual meeting commence a new time period (or extend any
                      time period) for the giving of a Stockholder's notice as
                      described above. Such Stockholder's notice shall set
                      forth: (A) as to each person whom such Stockholder
                      proposes to nominate for election as a Director (I) all
                      information relating to such person that is required to be disclosed in solicitations of proxies for election of
                      Directors in an election contest, or is otherwise
                      required, in each case pursuant to and in accordance with
                      Regulation 14A under the Exchange Act and (II) such
                      person's written consent to being named in the proxy
                      statement as a nominee and to serving as a director if
                      elected; (B) as to any other business that such
                      Stockholder proposes to bring before the meeting, a brief
                      description of the business desired to be brought before
                      the meeting, the text of the proposal or business
                      (including the text of any resolutions proposed for
                      consideration and in the event that such business includes a proposal to amend the By-laws, the language of the
                      proposed amendment), the reasons for conducting such
                      business at the meeting and any material interest in such
                      business of such Stockholder and the beneficial owner, if
                      any, on whose behalf the proposal is made; and (C) as to
                      the Stockholder giving the notice and the beneficial
                      owner, if any, on whose behalf the nomination or proposal
                      is made (I) the name and address of such Stockholder, as
                      they appear on the Corporation's books, and of such
                      beneficial owner, (II) the class and number of shares of
                      capital stock of the Corporation which are owned

                      beneficially and of record by such Stockholder and such
                      beneficial owner, (III) a representation that such
                      Stockholder is a holder of record of stock of the
                      Corporation entitled to vote at such meeting and intends
                      to appear in person or by proxy at the meeting to propose
                      such business or nomination, and (IV) a representation
                      whether such Stockholder or the beneficial owner, if any,
                      intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at
                      least the percentage of the Corporation's outstanding
                      capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies
                      from Stockholders in support of such proposal or
                      nomination. The foregoing notice requirements shall be
                      deemed satisfied by a Stockholder if the Stockholder has
                      notified the Corporation of his or her intention to
                      present a proposal at an annual meeting in compliance with
                      Rule 14a-8 (or any successor thereof) promulgated under
                      the Exchange Act and such Stockholder's proposal has been
                      included in a proxy statement that has been prepared by
                      the Corporation to solicit proxies for such annual
                      meeting. The Corporation may require any proposed nominee
                      to furnish such other information as it may reasonably
                      require to determine the eligibility of such proposed
                      nominee to serve as a Director of the Corporation.

               (iii)  Notwithstanding anything in the second sentence of
                      paragraph (a)(ii) of this Section 2.13 to the contrary, in the event that the number of Directors to be elected to
                      the Board at an annual meeting is increased and there is
                      no public announcement by the Corporation naming the
                      nominees for the additional directorships at least one
                      hundred (100) days prior to the first anniversary of the
                      preceding year's annual meeting, a Stockholder's notice
                      required by this Section 2.13 shall also be considered
                      timely, but only with respect to nominees for the
                      additional directorships, if it shall be delivered to the
                      Secretary at the principal executive offices of the
                      Corporation not later than the close of business on the
                      tenth (10th) day following the day on which such public
                      announcement is first made by the Corporation.

          (b)  SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting
               (i) by or at the direction of the Board or (ii) provided that the
               Board has determined that Directors shall be elected at such meeting, by any Stockholder of the Corporation who is a
               Stockholder of record at the time the notice provided for in this
               Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.13. Except as otherwise expressly provided in the Certificate of Incorporation, in the event the Corporation calls a special meeting of
               Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder entitled to vote in such election of Directors

               may nominate a person or persons (as the case may be) for
               election to such position(s) as specified in the Corporation's notice of meeting, if such Stockholder's notice required by paragraph (a)(ii) of this Section 2.13 shall be delivered to the
               Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred
               twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th)
               day prior to such special meeting or the tenth (10th) day
               following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder's notice as described above.

          (c)  GENERAL. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at an annual or special meeting of
               Stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which
               solicited) or did not so solicit, as the case may be, proxies in support of such Stockholder's nominee or proposal in compliance with such Stockholder's representation as required by clause
               (a)(ii)(C)(IV) of this Section 2.13 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.13, to declare that such nomination shall be disregarded or that such proposed business shall not be
               transacted. Notwithstanding the foregoing provisions of this
               Section 2.13, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a
               nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

               (ii)   For purposes of this Section 2.13, "PUBLIC ANNOUNCEMENT"
                      shall include disclosure in a press release reported by
                      the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by
                      the Corporation with the Securities and Exchange
                      Commission pursuant to Section 13, 14 or 15(d) of the
                      Exchange Act.

               (iii)  Notwithstanding the foregoing provisions of this Section
                      2.13, a Stockholder shall also comply with all applicable
                      requirements of the Exchange Act and the rules and
                      regulations thereunder with respect to the matters set
                      forth in this Section 2.13. Nothing in this Section 2.13

                                       10

                      shall be deemed to affect any rights (A) of Stockholders
                      to request inclusion of proposals in the Corporation's
                      proxy statement pursuant to Rule 14a-8 under the Exchange
                      Act or (B) of the holders of any series of Preferred Stock to nominate or elect directors pursuant to any applicable
                      provisions of the Certificate of Incorporation and
                      Sections 3.2 and 3.3 of these By-laws.

                                   ARTICLE 3

                                    DIRECTORS

     3.1. GENERAL POWERS. Except as otherwise provided in the Certificate of
Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these
By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

     3.2. NUMBER; QUALIFICATION; TERM OF OFFICE. The number of directors shall be determined from time to time by resolution adopted by the Board. Each
Director shall hold office until a successor is duly elected and qualified or until the Director's earlier death, resignation, disqualification or removal.
The qualifications of directors shall be as set forth in clauses (a) through (g)
of this Section 3.2.

          (a)  At any time that there is a holder of record of one (1) or more shares of Series A Special Preferred Stock (the "SERIES A
               NOMINATING STOCKHOLDER") and the Series A Nominating Stockholder
               (together with its Permitted Affiliates) is on such date the holder of at least 35% of the Outstanding Common Equity Interest of the Corporation, six (6) directors (the "SERIES A NOMINATED
               DIRECTORS") shall have been identified to the Board by the Series
               A Nominating Stockholder for nomination to the Board. If the
               Series A Nominating Stockholder (together with its Permitted
               Affiliates) is on such date the holder of at least 25% but less than 35% of the Outstanding Common Equity Interest of the
               Corporation, five (5) Series A Nominated Directors shall have been identified to the Board by the Series A Nominating
               Stockholder for nomination to the Board and one (1) Outside
               Director shall have been nominated by the Board. If the Series A
               Nominating Stockholder (together with its Permitted Affiliates)
               is on such date the holder of at least 10% but less than 25% of the Outstanding Common Equity Interest of the Corporation, four
               (4) Series A Nominated Directors shall have been identified to the Board by the Series A Nominating Stockholder for nomination to the Board and two (2) Outside Directors shall have been nominated by the Board. If the Series A Nominating Stockholder
               (together with its Permitted Affiliates) is on such date the holder of at least 5% but less than 10% of the Outstanding Common
               Equity Interest of the Corporation, three (3) Series A Nominated
               Directors shall have been identified to the Board by the Series A
               Nominating Stockholder for nomination to the Board and three (3)
               Outside Directors shall have been nominated by the Board. If the
               Series A Nominating Stockholder (together with its Permitted
               Affiliates) is on such date the holder of less than 5% of the
               Outstanding Common Equity Interest of the Corporation, no Series
               A Nominated Directors shall have been identified to the

                                       11

               Board by the Series A Nominating Stockholder for nomination to the Board and six (6) Outside Directors shall have been nominated by the Board.

          (b)  At any time there is a holder of record of one (1) share of
               Series B Special Preferred Stock, one (1) Director (the "SERIES B
               NOMINATED DIRECTOR") shall have been identified to the Board by such holder (the "SERIES B NOMINATING STOCKHOLDER") for
               nomination to the Board.

          (c)  At any time there is a holder of record of one (1) share of
               Series C Special Preferred Stock, one (1) Director (the "SERIES C
               NOMINATED DIRECTOR") shall have been identified to the Board by such holder (the "SERIES C NOMINATING STOCKHOLDER") for
               nomination to the Board.

          (d)  At any time there is a holder of record of one (1) share of
               Series D Special Preferred Stock, one (1) Director (the "SERIES D
               NOMINATED DIRECTOR") shall have been identified to the Board by such holder (the "SERIES D NOMINATING STOCKHOLDER") for
               nomination to the Board.

          (e)  Directors need not be stockholders.

     3.3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Unless otherwise provided by applicable law or the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of Directors and vacancies occurring in the Board for any cause, may be filled by the affirmative vote of a majority of the Board, upon the recommendation of the remaining members of the nominating committee of the Board, although less than a quorum, or by a sole remaining Director, or may be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting of Stockholders. Notwithstanding the foregoing, but subject to the provisions of Section 3.2 of these By-laws: (a) so long as there is a Series A
Nominating Stockholder, the Board may fill a Series A Nominated Director vacancy only with a person nominated to the Board by such Series A Nominating
Stockholder (which person will thereafter be deemed a Series A Nominated
Director); (b) so long as there is a holder of Series B Special Preferred Stock, the Board may fill a Series B Nominated Director vacancy only with a person nominated to the Board by such holder (which person will thereafter be deemed a
Series B Nominated Director); (c) so long as there is a holder of Series C
Special Preferred Stock, the Board may fill a Series C Nominated Director vacancy only with a person nominated to the Board by such holder (which person will thereafter be deemed a Series C Nominated Director); and (d) so long as there is a holder of Series D Special Preferred Stock, the Board may fill a
Series D Nominated Director vacancy only with a person nominated to the Board by such holder (which person will thereafter be deemed a Series D Nominated
Director). If a vacancy is not filled as provided in the preceding sentence within thirty (30) days, such vacancy may be filled by (i) the affirmative vote of the holders of a majority of the Series A Special Preferred Stock given at a special meeting of the holders of Series A Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting

                                       12

of all holders of the Series A Special Preferred Stock, in the case of a vacancy of a Series A Nominated Director, (ii) the affirmative vote of the holders of a majority of the Series B Special Preferred Stock given at a special meeting of the holders of Series B Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series
B Special Preferred Stock, in the case of a vacancy of a Series B Nominated
Director, (iii) the affirmative vote of the holders of a majority of the Series
C Special Preferred Stock given at a special meeting of the holders of Series C
Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series C Special Preferred
Stock, in the case of a vacancy of a Series C Nominated Director, and (iv) the affirmative vote of the holders of a majority of the Series D Special Preferred
Stock given at a special meeting of the holders of Series D Special Preferred
Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series D Special Preferred Stock, in the case of a vacancy of a Series D Nominated Director. A Director so elected shall be elected to hold office until the expiration of the term of office of the Director whom he or she has replaced or until a successor is elected and qualified, or until the Director's earlier death, resignation or removal.

     3.4. RESIGNATION. Subject to the provisions of Section 3.3 of these
By-laws, any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Any resignation pursuant to this
Section 3.4 shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

     3.5. REMOVAL. Subject to the provisions of Section 141(k) of the General
Corporation Law and Section 3.3 of these By-laws, any or all of the Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote on the election of Directors, voting together as a single class.

     3.6. COMPENSATION. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this
Section 3.6 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

     3.7. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as may be determined from time to time by resolution of the Board.

     3.8. SPECIAL MEETINGS. Special meetings of the Board may be held at such times and at such places within or without the State of Delaware whenever called by the Chairman, the Chief Executive Officer, the President or the Secretary or
by a majority of the Directors then serving as Directors on at least 24 hours'
notice to each Director given by one of the means specified in Section 3.11 hereof other than by mail, or on at least three (3) business days' notice if given by mail. Special meetings of the Board shall be called by the Chairman, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of a majority of the Directors then serving as Directors. If necessary under the Certificate of Incorporation or
Section 3.3 of these By-laws, special meetings of the Board shall be held whenever called by (a) the Series A Nominating Stockholder to fill the vacancy of a Series A Nominated Director, (b) the Series B Nominating Stockholder to
fill the vacancy of a Series B Nominated Director, (c) the Series C Nominating
Stockholder to fill the vacancy of a Series C Nominated Director, and (d) the holder of the Series D Special Preferred Stock to fill the vacancy of the Series
D Nominated Director.

                                       13

     3.9. TELEPHONE MEETINGS. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

     3.10. ADJOURNED MEETINGS. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours'
notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three (3) days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

     3.11. NOTICE PROCEDURE. Subject to Sections 3.8 and 3.14 hereof, whenever, under applicable law, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such
Director at such Director's address as it appears on the records of the
Corporation, with postage thereon prepaid, or by telegram, telecopy or, if consented to by the Director to whom notice is given, by other means of electronic transmission.

     3.12. WAIVER OF NOTICE. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the Director entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

     3.13. ORGANIZATION. At each meeting of the Board, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, the Chief
Executive Officer, or if there is no Chief Executive Officer or if there be one and the Chief Executive Officer is absent, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the
Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

     3.14. QUORUM OF DIRECTORS. Except as provided in Section 3.10 with respect to adjourning meetings and Section 3.3 with respect to filling vacancies, the presence in person of a majority of the Entire Board, which, so long as there is any Series A Nominated Director, must include at least three (3) Series A
Nominated Directors, shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

                                       14

     3.15. ACTION BY MAJORITY VOTE. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these By-laws, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

     3.16. ACTION WITHOUT MEETING. Unless otherwise restricted by the
Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE 4

                             COMMITTEES OF THE BOARD

     The Board may, by resolution, designate one or more committees, including without limitation an executive committee, an audit committee and a nominating committee, with each such committee consisting of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the
Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Unless otherwise specified in the resolution of the
Board designating a committee, at all meetings of such committee, a majority of the then authorized number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings.
Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the
Board conducts its business pursuant to Article 3 of these By-laws.

                                   ARTICLE 5

                                    OFFICERS

     5.1. POSITIONS. The officers of the Corporation shall be a President, a
Secretary, a Treasurer and such other officers as the Board may elect, including a Chairman, a Chief Executive Officer, a Chief Financial Officer, one or more
Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board. The Board may elect one or more
Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

                                       15

     5.2. ELECTION. The officers of the Corporation shall be elected by the
Board at its annual meeting or at such other time or times as the Board shall determine.

     5.3. TERM OF OFFICE. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is elected and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the
Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified or as is agreed to by the
Board, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time, with or without cause, by the Board or, if expressly delegated by resolution of the Board, by the Chairman, Chief Executive Officer
or President. Any vacancy occurring in any office of the Corporation may be filled by the Board or, if expressly delegated by resolution of the Board, by the Chairman, Chief Executive Officer or President. The removal of an officer with or without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     5.4. COMPENSATION. The compensation of the officers of the Corporation shall be determined by the Board at its annual meeting or at such other time or times as the Board shall determine, or, if expressly delegated by resolution of the Board, by the Chief Executive Officer or President.

     5.5. FIDELITY BONDS. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     5.6. CHAIRMAN. The Chairman, if one shall have been appointed, shall preside at all meetings of the Stockholders and at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.

     5.7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the
Corporation, if one shall have been elected, shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the
Chief Executive Officer by the Board.

     5.8. PRESIDENT. The President shall have all powers of the Chief Executive
Officer to the extent not exercised by the Chief Executive Officer. The
President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the
President by the Board or the Chief Executive Officer.

     5.9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the
Corporation, if one shall have been elected, shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial
Officer shall, when requested, counsel with and advise the other officers of the
Corporation and shall perform such other duties as he or she may agree with the
Chief Executive Officer or as the Board may from time to time determine.

                                       16

     5.10. VICE PRESIDENTS. At the request of the Chief Executive Officer, or, in the Chief Executive Officer's absence, the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the Chief
Executive Officer or the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer or the President. Each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by resolution of the Board or by the President.

     5.11. SECRETARY. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the
Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall
be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant
Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the
Secretary by resolution of the Board or by the President.

     5.12. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the
Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the
President or the Board, whenever the President or the Board shall require the
Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; disburse the funds of the
Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by resolution of the Board or by the President.

     5.13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries
and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by resolution of the
Board or by the President.

     5.14. GENERAL AUTHORIZATION OF OFFICERS. Any one or more of the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or any
Vice President may sign and

                                       17

execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

                                   ARTICLE 6

                               STOCK CERTIFICATES

     6.1. CERTIFICATES REPRESENTING SHARES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, if any, or the President or a Vice President and by the Secretary
or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such Stockholder in the Corporation. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     6.2. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

     6.3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE 7

                                 INDEMNIFICATION

     7.1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "COVERED PERSON") who was or is made, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("PROCEEDING"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "OTHER Entity"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person.
Notwithstanding the preceding sentence, except as otherwise provided in Section
7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered
Person was authorized by the Board.

                                       18

     7.2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses
(including attorneys' fees) incurred by a Covered Person defending any
Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 7 or otherwise. 7.3 CLAIMS. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within thirty
(30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the
Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     7.3. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered
Person may have or hereafter acquire under any statute, provision of the
Certificate of Incorporation, these By-laws, agreement, vote of Stockholders or disinterested directors or otherwise.

     7.4. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

     7.5. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     7.6. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than
Covered Persons when and as authorized by appropriate corporate action.

                                   ARTICLE 8

                                BOOKS AND RECORDS

     8.1. BOOKS AND RECORDS. There shall be kept at the principal office of the
Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the
Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all
Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

     8.2. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The
Corporation shall so

                                       19

convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

                                   ARTICLE 9

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the
Corporation, the year of its organization and the words "Corporate Seal,
Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE 10

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be determined by resolution of the
Board.

                                   ARTICLE 11

                              PROXIES AND CONSENTS

     Unless otherwise provided by resolution of the Board, the Chairman, the
Chief Executive Officer, the President, the Chief Financial Officer, any Vice
President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other
Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

                                   ARTICLE 12

                                   AMENDMENTS

     These By-laws may be repealed, altered or amended and new By-laws may be adopted by a majority of the Entire Board at any meeting thereof, subject to the power of the Stockholders to alter or repeal any provision of these By-laws whether adopted by them or otherwise; PROVIDED, HOWEVER, that any repeal, alteration or amendment to the By-laws which would be inconsistent with this
Article 12 or Sections 3.2, 3.3, 3.5, 3.8 or 3.14 of these By-laws shall require the affirmative vote of a majority of the Entire Board, which majority must include at least one (1) Series A Nominated Director (so long as there are any
Series A Nominated Directors). Each Article and Section reference contained in these By-laws shall be deemed to refer to any successor provision of such
Article or Section.

                                       20